CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated June 1, 2000, relating to the financial statements of New Millennium Media International, Inc. and Subsidiaries which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Companies ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            Richard J. Fuller, CPA, PA

Clearwater, FL
June 1, 2000